Exhibit 10.1(e)

RUBICON TECHNOLOGY, INC.

AMENDMENT NO. 5

TO THE

RUBICON TECHNOLOGY, INC. 2001 EQUITY PLAN

This Amendment No. 5 (the “Amendment”) amends the 2001 Equity Plan, as amended by Amendment No. 1, dated as of November 6, 2001, Amendment No. 2, dated as of May 21, 2002, Amendment No. 3, dated as of May 28, 2004 and Amendment No. 4, dated as of December 6, 2004 (the “Plan”) of Rubicon Technology, Inc., a Delaware corporation. Except as expressly modified hereby, all of the terms and provisions of the Plan shall continue in full force and effect.

1.	Amendment to Section 3 of the Plan. The first sentence of Section 3 of the Plan is hereby deleted in its entirety and the following substituted in its stead:

Subject to the provisions of Section 13 of the Plan, the maximum number of Shares which may be optioned or sold under the Plan is Nine Million One Hundred Fifty-five Thousand (9,155,000) Shares.

2.	Adoption

This Amendment to the Plan has been adopted by the Board of Directors as of June 28, 2005 and the Stockholders as of June 28, 2005.